EXHIBIT 10.36



                       DIRECTOR INDEMNIFICATION AGREEMENT
                             Trendwest Resorts, Inc.

This Director Indemnification Agreement ("Agreement") is made this ______ day of March, 2002 by and between Trendwest Resorts, Inc., an Oregon corporation (the "Corporation"), and ___________________________________ ("Director").

                                 R E C I T A L S

WHEREAS, Director is a member of the board of directors of the Corporation (the "Board of Directors"), and in that capacity is performing a valuable service for the Corporation; and

WHEREAS, the Second Amended and Restated Articles of Incorporation provides for the indemnification of the officers and directors of the Corporation, and the Board of Directors previously authorized the Corporation's COO or CEO to enter into indemnification agreements with the directors of the Corporation; and

WHEREAS, Chapter 60 of the Oregon Revised Statute (the "Statute") specifically provides that it is not exclusive, and contemplates that contracts may be entered into between the Corporation and members of the Board of Directors with respect to indemnification of the directors; and

WHEREAS, in order to induce Director to continue to serve as a member of the Board of Directors, the Corporation has determined and agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of Director's continued service as a member of the Board of Directors after the date of this Agreement, the parties agree as follows:

                               A G R E E M E N T

         1. Indemnity of Director. Subject to the terms and conditions of, and in accordance with the provisions set forth in this Agreement, the Corporation agrees to hold harmless and indemnify Director, his or her heirs, successors and estate to the fullest extent permitted by the Statute and other applicable law, from and against all direct and indirect costs and expenses (including, without limitation, attorneys' fees and disbursements), liabilities and losses of any type whatsoever, including, without limitation, judgments, fines, excise taxes and penalties (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement, actually incurred by Director, his or her heirs, successors and estate in connection with or as a result of any threatened, pending or completed action, suit or proceeding (including any inquiry, hearing, arbitration proceeding or alternative dispute resolution mechanism), whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) (a "Proceeding") to which Director is, was or at any time becomes, or his or her heirs, successors and estate are, were, or at any time become, a party, witness or other participant, or is threatened to be made a party, witness or other participant, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. If after the date hereof, the Statute or any other applicable law is amended to permit or authorize indemnification of, or advancement of defense expense to, Director to a greater degree than is permitted on the date hereof, references in this Agreement to the Statute or any other applicable law shall be deemed to refer to the Statute or such applicable law as so amended.

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         2. Continuation of Indemnity. All agreements and obligations of the
Corporation contained herein shall continue during the period Director is a member of the Board of Directors, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed Proceeding, by reason of the fact that Director was a member of the Board of Directors or serving in any other capacity referred to herein, regardless of whether Director continues to serve in such capacity.

         3.       Procedural Matters

         (a) Initial Request. Whenever Director believes that, in a specific case, Director is then entitled to indemnification under this Agreement or under the Corporation's Articles of Incorporation or Bylaws, the Statute or otherwise, Director shall submit a written notice to the Corporation requesting an authorization and determination by the Corporation to that effect. The notice shall describe the matter giving rise to the request and be accompanied by all appropriate supporting documentation reasonably available to Director.

         (b) Determination and Payment. The Corporation shall make a determination about Director's entitlement to indemnification in the specific case no later than 90 days after receipt of Director's request. In making that determination, the person or persons making the determination shall presume that Director met any applicable standard of conduct required for indemnification, unless the Corporation shall have affirmatively shown by clear and convincing evidence that Director did not meet that standard. The determination shall be made by the Board of Directors (i) by a majority vote of a quorum consisting of directors who are not or were not parties to the Proceeding, (ii) if such a quorum is not obtainable, by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel selected by the Board of Directors or its committee in the manner proscribed in clauses (i) or
(ii) or, if a quorum of the Board of Directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by a majority of the full Board of Directors, (iv) if referred to them by the Board of Directors, by a majority vote of a quorum, by the shareholders, or (v) by a court of competent jurisdiction. If the person or persons empowered to make the determination either: (y) affirmatively makes a determination of Director's entitlement to indemnification or (z) fails to make any determination at all within the 90-day period, indemnification shall be considered as authorized and proper in the circumstances, and Director shall be absolutely entitled to such indemnification, and shall receive payment as promptly as practicable, in the absence of any misrepresentation of a material fact by Director in the request for indemnification, or a specific determination by a court of competent jurisdiction that all or any part of such indemnification is prohibited by applicable law. If the person or persons empowered to make the determination find that the Director is not entitled to indemnification, the Director shall have the right to apply to a court of competent jurisdiction for the purpose of enforcing Director's right to indemnification pursuant to this Agreement. The termination of any Proceeding by judgment, order, settlement, arbitration award, conviction or upon a plea of nolo contendere or its equivalent shall not, of

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itself, create a presumption that Director did not act in good faith and in a manner which Director reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal Proceeding, Director had reasonable cause to believe Director's conduct was unlawful.

         (c) Advancement of Expenses. If so requested in a writing by Director accompanied by appropriate supporting documentation and an undertaking (which need not be secured) to repay the advance to the extent that it is ultimately determined that Director is not entitled to such indemnification by the Corporation, the Corporation shall advance funds for the payment of expenses, whether that request is made before or after the final disposition of a Proceeding (including, without limitation, any criminal Proceeding or any Proceeding brought by or in the right of the Corporation or its stockholders), unless there has been a final determination that Director is not entitled to indemnification for those expenses.

         (d) Change in Control. If there is a Change in Control (other than a Change in Control which has been approved by a majority of the Corporation's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Director to indemnification and advances under this Agreement or otherwise, the Corporation shall seek legal advice only from independent special counsel selected by Director and approved by the Corporation, which approval shall not be unreasonably withheld. Such counsel, among other things, shall render its written opinion to the Corporation and Director as to whether and to what extent Director would be permitted to be indemnified under applicable law. The Corporation shall pay the reasonable fees and expenses of such counsel. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation's then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets.

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         (e) Notification and Defense of Claim. Promptly after receipt by
Director of notice of the commencement of any Proceeding, Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of such commencement; but the omission to so notify the Corporation will not relieve it from any liability which it may have to Director under this Agreement. With respect to any such Proceeding as to which Director notifies the Corporation of its commencement:

                  (i) The Corporation will be entitled to participate in it at its own expense;

                  (ii) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense of it, with counsel satisfactory to Director. After notice from the Corporation to Director of its election so to assume the defense of it, the Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ its counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Corporation and Director in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Director shall have made the conclusion provided for in this Section 3(b)(ii) herein;

                  (iii) The Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither the Corporation nor Director will unreasonably withhold their consent to any proposed settlement.

         4.       Enforcement.

         (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Director to continue as a member of the Board of Directors, and acknowledges that Director is relying on this Agreement in continuing in such capacity.

         (b) If Director has not received a determination of entitlement to indemnification or an advance, as the case may be, within the applicable time periods for such actions specified in this Agreement, or if it has been determined that Director substantively would not be permitted to be indemnified in whole or in part under applicable law, Director shall be entitled to commence an action in any court of competent jurisdiction (including the court in which the proceeding (as to which Director seeks indemnification) is or was pending)
(i) in the former case, seeking enforcement of Director's rights under this

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Agreement or otherwise, or seeking an initial determination by the court, or
(ii) in the latter case, challenging any such determination or any aspect thereof, including the legal or factual bases therefor. The Corporation hereby consents to service of process and to appear generally in any such proceeding. It shall be a defense to any such action that applicable law does not permit the Corporation to indemnify Director for the amount claimed. In any such action, the Corporation shall have the burden of proving that indemnification or advances are not proper in the circumstances of the specific case. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because Director has met the standard of conduct under applicable law, nor an actual determination by the Corporation that Director has not met such standard of conduct, shall be a defense to the action or create a presumption that Director has not met that standard of conduct. The Corporation shall indemnify Director for expenses incurred by Director in connection with the successful establishment or enforcement, in whole or in part, by Director of Director's right to indemnification or advances.

         5. Nonexclusivity. The indemnification provided by this Agreement is not exclusive of or inconsistent with any rights to which Director may be entitled under the Corporation's Articles of Incorporation or Bylaws, any other agreement, any vote of stockholders or directors, the Statute or otherwise, both as to action in Director's official capacity and otherwise. If and to the extent that a change in the Statute (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation's Articles of Incorporation or Bylaws or under this Agreement, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.

         6. Other Sources. Director shall not be required to exercise any rights Director may have against any other parties (for example, under an insurance policy purchased by Director, the Corporation or any other person or entity) before Director exercises or enforces Director's rights under this Agreement. However, to the extent the Corporation actually indemnifies Director or advances Director funds in respect of expenses, the Corporation shall be entitled to enforce any such rights which Director may have against third parties. Director shall assist the Corporation in enforcing those rights if it pays Director's costs and expenses of doing so. If Director is actually indemnified or advanced expenses by any such third party, then, for so long as Director is not required to disgorge the amounts so received, to that extent the Corporation shall be relieved of its obligation to indemnify Director or to advance expenses.

         7. Separability; Partial Indemnification. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions. If Director is entitled to indemnification by the Corporation for some or a portion of expenses or liabilities but not for the total amount, the Corporation shall nevertheless indemnify Director for the portion of such expenses and liabilities to which Director is entitled to be indemnified.

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         8. Contribution. If the indemnification provided in Section 1 of this
Agreement is unavailable, then, in respect of any Proceeding in which the Corporation is jointly liable with Director (or would be if joined in the Proceeding), the Corporation shall contribute to the amount of expenses and liabilities as appropriate to reflect: (i) the relative benefits received by the Corporation, on the one hand, and Director, on the other hand, from the transaction from which the Proceeding arose, and (ii) the relative fault of the Corporation, on the one hand, and of Director, on the other, in connection with the events which resulted in such expenses and liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand, and of Director, on the other, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses and liabilities. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations described in this Section 8.

         9.       Governing Law; Binding Effect; Amendment and Termination.

         (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oregon, without regard to conflict of laws principles thereof.

         (b) This Agreement shall be binding on Director and on the Corporation, its successors and assigns, and shall inure to the benefit of Director, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

         (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         (d) All notices and other communications under this Agreement shall be in writing and shall be given by personal or courier delivery, confirmed facsimile or telex transmission or first class mail, and shall be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile or telex, or three days after mailing if mailed, to the addresses set forth on the signature page to this Agreement.





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IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.


CORPORATION:                     TRENDWEST RESORTS, INC.


                                 By: ___________________________________
                                 Title: _________________________________



                                          Address for Notices:

                                          9805 Willows Road
                                          Redmond, WA 98052
                                          Fax: 425-498-3059
                                          Attn: Legal Department


DIRECTOR:                        _______________________________________
                                                        Signature


                                 _______________________________________
                                                        Print Name

                                          Address for Notices:


                                          ______________________
                                          ______________________

                                          Fax:________________
                                          Attn:_______________






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